  Exhibit 99.1

FOR IMMEDIATE RELEASE

Aehr Test Systems	Investor Relations Contact:
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	MKR Group, Inc.
(510) 623-9400 x309	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results

Fremont, CA (April 4, 2019) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2019 ended February 28, 2019.

Fiscal Third Quarter Financial Results:
●
Net sales were $3.2 million, compared to $7.4 million in the third quarter of fiscal 2018.
●
GAAP net loss was $3.2 million, or $0.14 per diluted share, and includes approximately $1.4 million in one-time charges, or $0.06 per share, consisting of $607,000 in restructuring charges related to staff reduction severance payments and a $795,000 adjustment for excess and obsolete inventory. This compared to GAAP net income of $267,000, or $0.01 per diluted share, in the third quarter of fiscal 2018.
●
Non-GAAP net loss was $1.6 million, or $0.07 per diluted share, which excludes the impact of stock-based compensation expense, restructuring charges and adjustment for excess and obsolete inventory, compared to non-GAAP net income of $509,000, or $0.02 per diluted share, in the third quarter of fiscal 2018.
●
Backlog as of February 28, 2019 was $6.9 million, up sequentially from $4.3 million as of November 30, 2018. Backlog to date, which includes all orders announced since the end of the third quarter, is greater than $10 million.

Fiscal First Nine Months Financial Results:
●
Net sales were $13.8 million, compared to $22.3 million in the first nine months of fiscal 2018.
●
GAAP net loss was $5.3 million, or $0.24 per diluted share, compared to GAAP net income of $337,000, or $0.01 per diluted share, in the first nine months of fiscal 2018.
●
Non-GAAP net loss was $3.2 million, or $0.15 per diluted share, compared to non-GAAP net income of $1.2 million, or $0.05 per diluted share, in the first nine months of fiscal 2018.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Third Quarter and Recent Business Highlights:
●
Aehr announced its new FOX-NPTM Test and Burn-in System for wafers, panels, singulated die and modules. The FOX-NP system is a new low cost, small footprint entry-level system configuration within the Company’s FOX-PTM product family that is providing a configuration and price point for companies to do initial product development, product qualification and production.

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

●
Aehr received an order from a new customer for a FOX-NP Test and Burn-in System and DiePak® Carrier as the first step in the customer’s commitment to utilize Aehr’s FOX-P Platform for qualification and production burn-in of their new family of integrated silicon photonic chips.
●
Aehr received a $2.4 million order from a leading semiconductor manufacturer for the Company’s new FOX-NP Test and Burn-in Systems. The FOX-NP systems compliment the customer’s existing fleet of FOX-XPTM Test and Burn-in Systems to provide additional test and qualification capacity as a result of increasing variety of silicon photonics devices.
●
Aehr introduced its new FOX-CPTM system at the 2019 SPIE Photonics West conference. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family.
●
Aehr booked orders exceeding $2.1 million from its installed base of FOXTM test and burn-in system customers for its proprietary FOX WaferPak™ Contactors and DiePak Carriers and related services.
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Aehr announced today a $2.1 million follow-on order from its lead customer for a FOX-XP Wafer Level Test and Burn-in System for high volume production of silicon photonics devices to meet additional capacity forecast for this customer within the next six months.
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Aehr’s new FOX-CP single wafer test and burn-in system was selected by a new major customer for a very high-volume multi-year ramp for devices used in the enterprise and data center market. An initial order for this new 100% test and burn-in application is expected this fiscal quarter for shipments this summer.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“While our revenue in the third quarter was significantly lower on a year-over-year basis, it was in line with Street estimates and our expectations discussed in last quarter’s call for a weak third quarter. This is due to many of our customers’ capacity ramps pushed into our fiscal fourth quarter and into next fiscal year that begins June 1, 2019. Our significant increase in bookings in the third quarter and subsequent orders after the close of the quarter are evidence of the beginning of this ramp. With the $6.9 million backlog at the beginning of the current fourth quarter plus the orders announced since then, we effectively have over $10 million in backlog for the quarter so far. We are feeling very good about the strong bookings momentum we see with existing and multiple potential new customers for our new FOX products.

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

“We have seen business shift considerably toward our new wafer level and singulated die level FOX test and burn-in products, particularly in silicon photonics, 5G infrastructure, 2D and 3D sensors used in mobile, and enterprise / data center storage applications. With this shift in our business, we foresaw a need to make some structural staffing changes that position us for success in addressing our new market opportunities. As a consequence of these changes, our third quarter results include a one-time restructuring charge of $607,000 related to severance packages. Going forward, we expect these changes will lower our operating costs by over $1.2 million per year beginning in the first quarter of fiscal 2020. Also, there was an additional one-time charge of approximately $795,000 related to slow moving and obsolete package part burn-in product inventory as well as inventory related charges with the completion of our new family of FOX-P products.

“As we complete our fiscal fourth quarter and head into our fiscal 2020, we are very optimistic about the market acceptance and the new opportunities we see for our full family of FOX-P wafer level and singulated die test and burn in solutions. With the recent introduction and customer commitments for our new FOX-NP low cost, small footprint entry-level system and our FOX-CP single-wafer compact test and reliability verification solution for logic, memory, photonic, 5G infrastructure, and data storage devices, we expect to increase our installed base of FOX systems substantially. As a result, we expect our consumables business to continue to grow with current and new customers, both in absolute terms and as a percentage of revenue. Longer term, we believe we can reach a point where our WaferPak and DiePak contactors comprise over half of our annual revenue.

“We expect to see a significant increase in bookings in the current fiscal fourth quarter, with an increase in backlog heading into fiscal 2020, and we believe that our revenue will significantly improve to enable us to return to profitability in the current fiscal fourth quarter.

“The fundamental growth drivers for Aehr Test Systems remain intact, as the continued rapid growth of semiconductor content in nearly every part of life and the increasing requirements on semiconductors to meet substantially higher safety, security, and long-term reliability needs continues to drive the need to ensure 100% validation and assurance of burn-in and test results.”

Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2019 operating results. To access the call dial 800-263-0877 (+1 323-994-2132 outside the United States) and give the participant pass code 6357648. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on April 11, 2019. To access the replay dial-in information, please click here.

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic, optical and memory integrated circuits and has over 2,500 systems installed worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX-XP WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test’s expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test’s results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test’s products and Aehr Test’s ability to execute on its business strategy. See Aehr Test’s recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test’s business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 28,	Feb 28,	Feb 28,
	2019	2018	2018	2019	2018

Net sales	$3,163	$5,911	$7,393	$13,814	$22,286
Cost of sales	2,891	3,513	4,217	9,591	13,061
Gross profit	272	2,398	3,176	4,223	9,225

Operating expenses:
Selling, general and administrative	1,850	1,977	1,829	5,706	5,474
Research and development	931	986	1,040	3,033	3,085
Restructuring	607	-	-	607	-
Total operating expenses	3,388	2,963	2,869	9,346	8,559

(Loss) income from operations	(3,116)	(565)	307	(5,123)	666

Interest expense, net	(76)	(74)	(98)	(228)	(310)
Other (expense) income, net	(11)	29	(33)	27	(100)

(Loss) income before income tax benefit (expense)	(3,203)	(610)	176	(5,324)	256

Income tax benefit (expense)	2	(19)	91	(21)	81

Net (loss) income	(3,201)	(629)	267	(5,345)	337

Less: Net income attributable to the noncontrolling interest	-	-	-	-	-

Net (loss) income attributable to Aehr Test Systems common shareholders	$(3,201)	$(629)	$267	$(5,345)	$337

Net (loss) income per share
Basic	$(0.14)	$(0.03)	$0.01	$(0.24)	$0.02
Diluted	$(0.14)	$(0.03)	$0.01	$(0.24)	$0.01

Shares used in per share calculations:
Basic	22,459	22,294	21,832	22,314	21,631
Diluted	22,459	22,294	22,641	22,314	22,838

-more-

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Feb 28,	Nov 30,	Feb 28,	Feb 28,	Feb 28,
	2019	2018	2018	2019	2018

GAAP net (loss) income	$(3,201)	$(629)	$267	$(5,345)	$337
Stock-based compensation expense	225	224	242	705	822
Restructuring	607	-	-	607	-
Excess and obsolescence provision	795	-	-	795	-
Non-GAAP net (loss) income	$(1,574)	$(405)	$509	$(3,238)	$1,159

GAAP net (loss) income per diluted share	$(0.14)	$(0.03)	$0.01	$(0.24)	$0.01
Non-GAAP net (loss) income per diluted share	$(0.07)	$(0.02)	$0.02	$(0.15)	$0.05
Shares used in GAAP diluted shares calculation	22,459	22,294	22,641	22,314	22,838
Shares used in non-GAAP diluted shares calculation	22,459	22,294	22,641	22,314	22,838

Non-GAAP net (loss) income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net (loss) income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net (loss) income (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods.

  -more-

Aehr Test Systems Reports Third Quarter Fiscal 2019 Financial Results
April 4, 2019

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	February 28,	November 30,	May 31,
	2019	2018	2018
ASSETS

Current assets:
Cash and cash equivalents	$12,300	$14,002	$16,848
Accounts receivable, net	1,944	3,868	2,856
Inventories	9,189	9,983	9,049
Prepaid expenses and other	787	688	703
Total current assets	24,220	28,541	29,456

Property and equipment, net	975	1,074	1,203
Other assets	256	286	296
Total assets	$25,451	$29,901	$30,955

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$6,110	$6,110	$6,110
Accounts payable	557	1,953	1,762
Accrued expenses	2,085	1,487	1,646
Customer deposits and deferred revenue, short-term	1,267	2,068	1,630
Total current liabilities	10,019	11,618	11,148

Deferred rent	151	147	63
Deferred revenue, long-term	240	252	459
Total liabilities	10,410	12,017	11,670

Aehr Test Systems shareholders' equity	15,060	17,902	19,305
Noncontrolling interest	(19)	(18)	(20)
Total shareholders' equity	15,041	17,884	19,285
Total liabilities and shareholders' equity	$25,451	$29,901	$30,955

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